UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington , D . C . 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: November 19, 2007

Tidelands Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

     001 - 33065                                            02-0570232

 (Commission File Number)               (IRS Employer Identification No.)

875 Lowcountry Blvd.,  Mount Pleasant, South Carolina       29464
                 (Address of principal executive offices)            (Zip Code)

(843) 388-8433

( Registrant’s telephone number, including area code)

        n/a

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      ADDITION OF DIRECTORS

On October 15, 2007, the Board of Directors of Tidelands Bancshares, Inc. (the "Corporation"), and its subsidiary, Tidelands Bank (the "Bank"), voted to expand the size of the board from 11 members to 14 members.

On November 19, 2007, the Board of Directors of the Corporation and the Bank, appointed three new directors to fill the vacancies created by the remaining vacant seat and the expansion of the board by three members. The three new directors are: John Wilson Gandy, J. Louis Grant, and Mary V. Propes.

      Mr. John Wilson Gandy, (53), was appointed as a Class I director and his term shall extend until the company’s 2008 annual meeting of shareholders. Mr. Gandy has been the owner of Gandy CPA Group, LLC since January of 2000. He also serves on various other boards and as an officer, partner, or shareholder in several other businesses. He is a native of Myrtle Beach, SC and a graduate of Wofford College. Mr. Gandy holds an MBA from the Babcock Graduate School of Management at Wake Forest University. He is active in a number of civic, professional and church activities in the Myrtle Beach area. Mr. Gandy is also a 50% partner in Office Developers, LLC, which is the owner of an office building located at 1312 Professional Drive in Myrtle Beach, SC in which Tidelands Bank is a tenant and is leasing the site for a period of 20 years (the lease contains an option to extend the term for two additional terms of 10 years each) and under which the Bank currently pays approximately $12,500 per month.

      Mr. J. Louis Grant, (61), was appointed as a Class II director and his term shall extend until the company’s 2008 annual meeting of shareholders. Mr. Grant currently serves as the chief executive officer, president and manager of the Hilton Head, South Carolina office of Robinson Grant & Co., P.A., Certified Public Accountants, where he has practiced since 1982. He is a native of Andrews, SC and earned a BS from The Citadel and a Certified Public Accountant degree from Palmer College. He is a member of the American Institute of CPA’s, the S.C. Association of CPA’s, as well as a number of other professional and civic organizations in the Hilton Head Island area.

      Ms. Mary V. Propes, (55), was appointed as a Class III director and her term shall extend until the company’s 2008 annual meeting of shareholders. She is a Kentucky native, and she has served as chief executive officer of MVP Group International, Inc., MVP Natural Stone, and MVP Textiles & Apparel, since 1998. She is an active member and also serves on the board of trustees for SeaCoast Church. In addition, she serves on the boards of numerous companies and organizations, both domestically and abroad.

Item 8.01     Other Events.

     On November 21, 2007, Tidelands Bancshares, Inc issued a press release announcing the appointment of three new directors to the Board of Directors of the Company and the Bank: Mr. John W. Gandy, Mr. J. Louis Grant, and Ms. Mary V. Propes. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01.     Financial Statements and Exhibits.

(c)

Exhibit No.	Exhibit
99.1	Press Release dated November 21, 2007 announcing the appointment of three new directors to the Board.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS BANCSHARES, INC.

Dated: November 21, 2007	By: /s/ Alan W. Jackson
Alan W. Jackson
Chief Financial Officer